ICU Medical, Inc. Provides Update on Hospira Infusion Systems Transaction

•	U.S. and Other Required Antitrust Clearances for Transaction Received

•	Company Expects Deal to Close in February 2017

•	Terms of the Deal Modified for Value-Creating and Risk Mitigated Structure

•	ICU Medical Inc. Management Conference Call Tomorrow, January 6th, at 8:30 am EST, Details Below

SAN CLEMENTE, Calif., January 5, 2017 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (NASDAQ: ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy, oncology and critical care applications, today announced that ICU Medical and Pfizer Inc. (NYSE: PFE) have modified the terms of the definitive agreement entered into on October 6, 2016, under which ICU Medical will acquire the Hospira Infusion Systems (HIS) business from Pfizer. These modifications are a result of recent changes in performance of HIS that affect previously announced expectations for the transaction.

Under the terms of the modified agreement, the aggregate purchase price will be adjusted to be no more than $900 million (versus $1 billion as originally agreed). Upon closing, Pfizer will receive $400 million in equity (based upon the 30-day volume weighted average price through October 5, 2016, the day prior to announcement of the proposed transaction) in the form of 3.2 million newly issued ICU Medical shares (as originally agreed) and $275 million in cash (versus $600 million as originally agreed), which will be financed with existing cash balances and a $75 million seller note. Pfizer may be entitled up to an additional $225 million based on achievement of performance targets for the combined company through December 31, 2019, which would be payable after that date if performance is within the agreed target range. The transaction will require no external financing other than the seller note. ICU Medical expects to have approximately $150 million net cash and $225 million total cash at the close of the transaction. ICU Medical has received U.S. and other antitrust clearances needed for the completion of the transaction and expects the transaction to close in February 2017.

ICU Medical plans to host a conference call tomorrow morning, January 6, 2017 at 8:30 a.m. EST to provide revised information concerning near and anticipated mid-term performance of HIS and the combined company.

ICU Medical Conference Call

ICU Medical, Inc. invites you to review the presentation here.

ICU Medical will host a conference call to discuss the Hospira Infusion Systems acquisition tomorrow morning, January 6, 2017 at 8:30 a.m. EST (5:30 am PT). The call can be accessed at (800) 936-9761, international (408) 774-4587, conference ID 46896697. The conference call will be simultaneously available by webcast, which can be accessed by going to ICU Medical's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

About ICU Medical, Inc. (Nasdaq: ICUI) develops, manufactures and sells innovative medical devices used in vascular therapy, oncology and critical care applications. ICU Medical’s products improve patient outcomes by helping prevent bloodstream infections and protecting healthcare workers from exposure to infectious diseases or hazardous drugs. The company’s complete product line includes custom IV systems, closed delivery systems for hazardous drugs, needlefree IV connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

ICU Medical Cautionary Statements Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may often be identified by the use of words such as ''will'', "may", ''could'', "should", ‘‘would,'' "project", ''believe'', "anticipate", ''expect'', "plan", "estimate", "forecast", "potential",

"intend", ''continue'', "target", ''build'', ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding ICU Medical expectations, goals or intentions regarding the future, including, but not limited to, the HIS transaction, satisfaction of regulatory closing conditions, the expected timetable for completing the transaction, benefits and synergies of the combined business or the transaction, future opportunities for ICU Medical and products and any other statements regarding ICU Medical and the combined business's future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods.

These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about ICU Medical and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for ICU Medical 's products; decreased free cash flow; the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all; changes in product mix; increased competition from competitors; lack of continued growth or improving efficiencies; unexpected changes in ICU Medical's arrangements with its largest customers; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; changes in relevant tax and other laws; the parties' ability to consummate the transaction; the conditions to the completion of the transaction; the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with GAAP and related standards or on an adjusted basis; the integration of the acquired business by ICU Medical being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; the retention of certain key employees of the business being difficult; ICU Medical's and the business's expected or targeted future financial and operating performance and results; the scope, timing and outcome of any ongoing legal proceedings and the impact of any such proceedings on ICU Medical's and the business's consolidated financial condition, results of operations or cash flows; ICU Medical's and the business's ability to protect their intellectual property and preserve their intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impacts of competition; changes in economic and financial conditions of ICU Medical's business or the business; uncertainties and matters beyond the control of management; and the possibility that ICU Medical may be unable to achieve expected synergies and operating efficiencies in connection with the Transaction within the expected time-frames or at all and to successfully integrate the business.

For more detailed information on the risks and uncertainties, associated with ICU Medical's business activities, see the risks described in ICU Medical's Annual Report on Form 10-K for the year ended December 31, 2015 and its subsequent Quarterly Reports on Form 10-Q, all filed with the Securities and Exchange Commission (the "SEC"). You can access ICU Medical's Form 10-K and subsequent Form 10-Qs through the SEC website at www.sec.gov, and ICU Medical strongly encourages you to do so. ICU Medical undertakes no obligation to update any statements herein for revisions or changes after the date of this communication.

CONTACT:
ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(646) 277-1254